Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, and/or the American depositary shares representing Class A ordinary shares beneficially owned by each of them, of Chagee Holdings Limited, a Cayman Islands exempted company, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of August 13, 2025.

XVC Fund II LP

By:	/s/ Boyu Hu
Name: Boyu Hu
Title: Authorized Signatory

XVC SSF II LP

By:	/s/ Boyu Hu
Name: Boyu Hu
Title: Authorized Signatory

XVC Management Ltd.

By:	/s/ Boyu Hu
Name: Boyu Hu
Title: Authorized Signatory

Qanttea LP

By:	/s/ Boyu Hu
Name: Boyu Hu
Title: Authorized Signatory

Youth Power Limited

By:	/s/ Boyu Hu
Name: Boyu Hu
Title: Authorized Signatory

Ningbo Meishan Bonded Port Area Ecksi Solution Investment Partnership (Limited Partnership)

By:	/s/ Boyu Hu
Name: Boyu Hu
Title: Authorized Signatory

Putian Aikesi Coordinate Investment Partnership (Limited Partnership)

By:	/s/ Xiao Yang
Name: Xiao Yang
Title: Authorized Signatory

Boyu Hu

By:	/s/ Boyu Hu